Exhibit 99.1

CONTACTS:
Danny Jovic	Tim Perrott
Media Relations	Investor Relations
561-438-1594	561-438-4629
Danny.Jovic@officedepot.com	Tim.Perrott@officedepot.com

The ODP Corporation Announces Sale of Its CompuCom Subsidiary in Transaction Valued up to $305 Million

Existing share repurchase authorization increased by $200 million

BOCA RATON, Fla. – December 31, 2021 – The ODP Corporation (NASDAQ: ODP), a leading provider of business services, products, and digital workplace technology solutions through an integrated B2B distribution platform, today announced that it has sold its CompuCom Systems subsidiary to an affiliate of Variant Equity in a transaction valued up to $305 million.

“This action represents an important step in continuing to align our business model and resources towards our core strategy,” said Anthony Scaglione, chief financial officer of The ODP Corporation. “By enhancing our core focus and leveraging our B2B assets and digital commerce platform, we are in an excellent position to maximize returns for our shareholders.”

The transaction consideration of up to $305 million consists of a mix of cash, an interest-bearing promissory note, and a contingent future earn out. The Company’s Board of Directors continues to evaluate its future capital allocation plans and use of proceeds, and today announced that it is authorizing a $200 million increase to its existing $450 million stock repurchase plan to $650 million. The Company continues to execute upon its previously announced $150 million accelerated stock repurchase (ASR) plan, that when combined with previous purchases, will result in the return of more than $300 million of capital to shareholders in 2021. The Company will revisit the pace and method of the share repurchase plan upon completion of the ASR, which is expected in the first half of 2022. With the increased authorization, the Company will have approximately $342 million for additional share repurchases through June 30, 2022 following completion of the ASR plan. The stock repurchase program may be modified, extended, suspended or discontinued at any time.

“CompuCom has a long history of providing excellent technology support and services for its large blue-chip customer base,” said Farhaad Wadia, Managing Partner of Variant Equity. “We are thrilled by this opportunity to partner with the CompuCom team and build on the company’s rich history of innovation”

“We’re excited about completing this important step for our future and the increase in our share buyback authorization. We look forward to providing additional details on our year-end results conference call,” Scaglione added.

Goldman Sachs & Co. LLC acted as exclusive financial advisor to ODP, and Simpson Thacher & Bartlett LLP acted as counsel to ODP on this transaction.

About The ODP Corporation

The ODP Corporation (NASDAQ:ODP) is a leading provider of business services and supplies, products and digital workplace technology solutions to small, medium and enterprise businesses, through an integrated business-to-business (B2B) distribution platform, which includes world-class supply chain and distribution operations, dedicated sales professionals and technicians, online presence, and approximately 1,100 stores. Through its banner brands Office Depot®, OfficeMax® and Grand&Toy®, as well as others, the Company offers its customers the tools and resources they need to focus on their passion of starting, growing and running their business. For more information, visit news.theodpcorp.com and investor.theodpcorp.com.

About Variant Equity

Founded in 2017, Variant Equity is a Los Angeles-based private equity firm that makes control investments in corporate divestiture and similarly operationally intensive transactions across a range of industries including transportation and logistics, technology, and business services. The firm’s investment approach focuses on businesses it believes are best-suited to reach their full potential as stand-alone enterprises through the deployment of Variant’s operations and technology resources. For more information please visit www.variantequity.com.

The ODP Corporation and Office Depot are trademarks of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. CompuCom is a trademark of CompuCom Systems, Inc. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. ©2021 Office Depot, LLC. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, the potential impacts on our business due to the unknown severity and duration of the COVID-19 pandemic, or state other information relating to, among other things, the Company, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and stakeholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, highly competitive office products market and failure to differentiate the Company from other office supply resellers or respond to decline in general office supplies sales or to shifting consumer demands; competitive pressures on the Company’s sales and pricing; the adverse effects of an unsolicited tender offer on our business, operating results or financial condition; the risk that the Company is unable to transform the business into a service-driven, B2B platform that such a strategy will not result in the benefits anticipated; the risk that the Company will not be able to achieve its strategic plans, including the proposed separation of its consumer business, and the high costs in connection with these transactions may not be recouped if these transactions are not consummated; the risk that the Company may not be able to realize the anticipated benefits of acquisitions due to unforeseen liabilities, future capital expenditures, expenses, indebtedness and the unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance; the risk that the Company is unable to successfully maintain a relevant omni-channel experience for its customers; the risk that the Company is unable to execute the Maximize B2B Restructuring Plan successfully or that such plan will not result in the benefits anticipated; failure to effectively manage the Company’s real estate portfolio; loss of business with government entities, purchasing consortiums, and sole- or limited- source distribution arrangements; failure to attract and retain qualified personnel, including employees in stores, service centers, distribution centers, field and corporate offices and executive management, and the inability to keep supply of skills and resources in balance with customer demand; failure to execute effective advertising efforts and maintain the Company’s reputation and brand at a high level; disruptions in computer systems, including delivery of technology services; breach of information technology systems affecting reputation, business partner and customer relationships and operations and resulting in high costs and lost revenue; unanticipated downturns in business relationships with customers or terms with the suppliers, third-party vendors and business partners; disruption of global sourcing activities, evolving foreign trade policy (including tariffs imposed on certain foreign made goods); exclusive Office Depot branded products are subject to additional product, supply chain and legal risks; product safety and quality concerns of manufacturers’ branded products and services and Office Depot private branded products; covenants in the credit facility; general disruption in the credit markets; incurrence of significant impairment charges; retained responsibility for liabilities of acquired companies; fluctuation in quarterly operating results due to seasonality of the Company’s business; changes in tax laws in jurisdictions where the Company operates; increases in wage and benefit costs and changes in labor regulations; changes in the regulatory environment, legal compliance risks and violations of the U.S. Foreign Corrupt Practices Act and other worldwide anti-bribery laws; volatility in the Company’s common stock price; changes in or the elimination of the payment of cash dividends on Company common stock; macroeconomic conditions such as future declines in business or consumer spending; increases in fuel and other commodity prices and the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; catastrophic events, including the impact of weather events on the Company’s business; the discouragement of lawsuits by shareholders against the Company and its directors and officers as a result of the exclusive forum selection of the Court of Chancery, the federal district court for the District of Delaware or other Delaware state courts by the Company as the sole and exclusive forum for such lawsuits; and the impact of the COVID-19 pandemic on the Company’s business, including on the demand for its and our customers’ products and services, on trade and transport restrictions and generally on our ability to effectively manage the impacts of the COVID-19 pandemic on our business operations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. The Company does not assume any obligation to update or revise any forward-looking statement